UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02, 333-167413 000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Class A(2010-D) Terms Document. On November 23, 2010, Discover Card Execution Note Trust entered into the Class A(2010-D) Terms Document, dated as of November 23, 2010, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association as Indenture Trustee.

Item 8.01	Other Events

Unregistered Sale of Class A(2010-D) Notes. On November 23, 2010, Discover Card Execution Note Trust sold the DiscoverSeries Class A(2010-D) Notes (the “Notes”) in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. The initial principal amount of the Notes was $0, which amount may be increased from time to time, up to a maximum principal amount of $750,000,000. The Notes will be sold at par value for cash, with no applicable underwriting discounts or commissions. The Notes have an expected maturity date of January 15, 2013, which may be extended from time to time. Interest to be paid on the Notes will be a floating rate which will generally be related to LIBOR, plus a margin, but may be based on a liquidity rate or the prime rate in limited circumstances. In connection with this issuance, the investor interest in receivables represented by the collateral certificate issued by the Discover Card Master Trust I that secures the DiscoverSeries Notes will be increased to the outstanding principal amount of the Notes any time there is an increase in the principal amount of the Notes. Discover Card Execution Note Trust will pay the net proceeds from the issuance to Discover Bank in exchange for the increase in the investor interest in receivables represented by the collateral certificate.

Item 9.01	Exhibit

Exhibit No.	Description	Page

4.1	Class A(2010-D) Terms Document, dated as of November 23, 2010, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: November 23, 2010	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBIT

Exhibit No.	Description	Page

4.1	Class A(2010-D) Terms Document, dated as of November 23, 2010, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee.